SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549-1004

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2004
                       -------------------
Commission     Registrant; State of Incorporation   I.R.S. Employer
File Number    Address and Telephone Number         Identification No.

1-5324         NORTHEAST UTILITIES                  04-2147929
               (a Massachusetts voluntary
                  association)
               174 Brush Hill Avenue
               West Springfield, Massachusetts
                 01090-0010
               Telephone (413) 785-5871

0-11419        THE CONNECTICUT LIGHT AND POWER      06-0303850
                   COMPANY
               (a Connecticut corporation)
               107 Selden Street
               Berlin, Connecticut 06037-1616
               Telephone (860) 665-5000


                         Not Applicable
                      ---------------------
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On June 24, 2004 the Connecticut Department of Public Utility Control (DPUC) issued a Draft Decision (the Draft) in The Connecticut Light and Power Company's (CL&P) December 31, 2003 petition for reconsideration of certain aspects of the DPUC's final decision dated December 17, 2003 concerning CL&P's August 1, 2003 application to set the distribution and transmission components of its retail rates. The Draft is not a final decision of the DPUC, and the final decision, scheduled to be issued on August 4, 2004, may differ from the Draft.

The Draft reconsidered all five requests that CL&P proposed for reconsideration. In the Draft, the DPUC allows CL&P to recover the following approximate amounts: $15.726 million in deferred pension costs, $8.204 million in incentive compensation, $5.976 million in rent expense, and $5.211 million in income taxes. The total amount of recovery granted by the Draft is $35.117 million. Pursuant to the Draft, the recovery of these amounts will not result in changes in CL&P's rates, but will reduce the level of Competitive Transition Assessment (CTA) overrecoveries that CL&P must return to customers. The Draft applied a present value methodology to the total recovery of the $35.117 million total, resulting in a present value pre-tax benefit to CL&P of approximately $26.664 million.

The Draft, however, rejected CL&P's request that the DPUC apply a six-year statute of limitations to claims by customers for refunds due to inaccurate streetlight billing. The Draft finds that any refunds should be calculated back to 1986. The Draft allows CL&P to net overcollections and undercollections. CL&P has not yet quantified the financial implications from this element of the Draft.

For further information in this matter, reference is made to "Item 1 Business - Rates and Electric Utility Restructuring - Connecticut Rates and Restructuring" in CL&P's Annual Report on Form 10-K for 2003 and to CL&P's Quarterly Report on Form 10-Q for the period ended March 31, 2004.

This Current Report on form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements of future expectations and not facts. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes in weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments, volatility in electric and natural gas commodity markets, and other presently unknown or unforeseen factors.
Other risk factors are detailed from time to time in NU's reports to the Securities and Exchange Commission.


                SIGNATURE PAGE TO FOLLOW



                      SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                              NORTHEAST UTILITIES
                              (Registrant)


                              By: /s/ Gregory B. Butler
                                  Name: Gregory B. Butler
                                  Title: Senior Vice President, Secretary
                                  and General Counsel

                              THE CONNECTICUT LIGHT AND POWER COMPANY
                              (Registrant)

                              By: /s/ Gregory B. Butler
                                  Name: Gregory B. Butler
                                  Title: Senior Vice President,
                                  Secretary and General Counsel,
                                  Northeast Utilities Service Company,
                                  as Agent for all of the above-named
                                  company




Date:  June 28, 2004